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                                                                    Exhibit 10.2

                       SEPARATION AND CONSULTING AGREEMENT


         This Agreement is entered into as of August 1, 2003 by and among Millennium Chemicals Inc., Millennium Inorganic Chemicals Inc., each a Delaware corporation (collectively "the Company" or "Millennium"), and Peter P. Hanik [David L. Vercollone],(the "Executive").

         WHEREAS, the Executive has served as Senior Vice President - Technology [Senior Vice President OE-Commercial] of the Company; and

         WHEREAS, the Executive and the Company wish to terminate the Executive's employment on terms that are mutually beneficial to the Company and the Executive, and to secure certain ongoing consulting services from the Executive after such termination of employment; and

         WHEREAS, the Executive agrees to terminate his employment relationship with the Company and to render consulting services to the Company.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Executive hereby enter into this agreement (the "Agreement") as follows:

         1. The Executive's employment with the Company shall terminate on July 31, 2003 (the "Termination Date"). Until the Termination Date, Executive shall continue as an active employee of the Company and shall aid and assist the Company in effectuating an orderly transition of Executive's duties and responsibilities to such




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individuals as may be designated by the Company. In addition, the Executive hereby resigns effective on and as of the Termination Date as a director and/or officer of the Company and any and all subsidiaries and affiliates of the Company on which he may serve in such capacity and as a member of all committees and as a trustee for all trusts on which he serves at the request of the Company and its subsidiaries and affiliates. The Executive agrees to sign and execute such additional documents as may be necessary or appropriate to document any such resignation.

         2. The Executive acknowledges that upon the effectiveness of this Agreement, the Company and its subsidiaries and affiliates will have no obligation to provide the Executive with severance, retirement, incentive or Change in Control benefits other than those described in this Agreement; provided, however, that, except to the extent that (i) Section 6(b) of this Agreement limits the discretion of the Compensation Committee to reduce the Executive's 2003 annual incentive award under the Omnibus Incentive Compensation Plan; and (ii) Section 6(d) of this Agreement provides additional credited service, for the purposes of computing the early retirement reduction factor, under the Company's 2003 Supplemental Executive Retirement Plan (the "2003 SERP") [this subsection (ii) does not apply to Mr. Vercollone], nothing herein shall modify, amend or otherwise affect the Executive's rights and benefits, if any, under the Millennium Chemicals Inc. Consolidated Pension Plan (the "Qualified Pension Plan"), the Company's Supplemental Executive Retirement Plan (the "PEP SERP"), 2003 SERP, the Company's retiree medical benefit program, the Savings and Investment Plan (the "SIP"), the Supplemental Savings and Investment Plan (the "SSIP"), the Omnibus Incentive Compensation Plan, the 2001 Executive Long Term

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Incentive Plan (the "2001 ELTIP"), the 2002 Executive Long Term Incentive Plan
(the "2002 ELTIP"), the 2003 Executive Long Term Incentive Plan (the "2003 ELTIP"), the Long Term Stock Incentive Plan, and the Salary and Bonus Deferral Plan (all such plans, collectively, the "Plans") and the Change in Control Agreement between the Executive and the Company dated September 30, 2002
(the "Change in Control Agreement").

         3. The term of the Executive's consulting services to the Company under this Agreement shall begin on August 1, 2003 and end on August 1, 2004 (the "Term"). During the Term, the Executive shall serve as a non-employee consultant to the Company and shall perform services, including without limitation providing strategic advice and direction to the Company, visiting customers and vendors, assisting in the transition of the executives who shall succeed the Executive at the Company, and participating in special projects as requested by the President or any Executive Vice President or Senior Vice President of the Company from time to time. Such services and assistance shall be performed in such manner as is reasonably requested by the President or any Executive Vice President or Senior Vice President of the Company, subject to the Executive's schedule. The Company shall pay Executive a fee of $1,000 per workday for each day of consulting services requested by the President or any Executive Vice President or Senior Vice President of the Company, plus travel reimbursement as specified in Section 5.

         4. The Executive further agrees to aid, assist and cooperate with the Company following the Termination Date, as requested by the Company's General Counsel, in connection with any investigation, dispute or litigation, dispute or threatened

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investigation, dispute or litigation, including any investigation, dispute or litigation in which the Executive may be called as a witness or deponent. The Executive shall be paid a fee of $1,000 per day, plus travel reimbursement as specified in Section 5.

         5. The Company shall reimburse the Executive for all reasonable and necessary travel expenses incurred in connection with his services and assistance pursuant to Section 3 or 4 of this Agreement requested by the Company. Such travel expenses shall be paid by the Company to the Executive no later than one month after a claim for reimbursement or payment is made, appropriately documented and signed by the Executive. Any such claim for reimbursement must be made by the Executive within 90 days of incurrence of such expense.

         6. In connection with the termination of Executive's employment and the consulting services to be provided under Section 3 hereof, and in consideration of the other provisions of this Agreement, including, without limitation, those set forth in Section 11 hereof, the Company hereby agrees to pay and make available to Executive the amounts and benefits set forth in this Section 6, in addition to the payment of Executive's base salary until the Termination Date and all earned but unused vacation for the year 2003:

         a) [$ ___________], equal to 100% of the Executive's current base salary, to be paid to the Executive promptly after the later of the Termination Date, or such time as the Agreement becomes binding under Section 21 hereof, as Severance Pay; and [$________], equal to 50% of the Executive's current base salary, to be paid to the Executive on January 15, 2004.

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         b) On or about February 15, 2004, the Company shall pay the Executive an annual bonus for the calendar year 2003 under the terms of the Omnibus Incentive Compensation Plan, multiplied by a proration factor of 58% to reflect the Executive's active months of service during 2003 through the Termination Date. The amount of such bonus shall be determined in the sole discretion of the Compensation Committee; provided that:

              (i) The ratio of (w) The Executive's Company Award (as defined hereafter)(calculated prior to such pro-ration) to (x) the Executive's Company Award Target (as defined hereafter) shall not be less than the ratio of (y) the aggregate of all Company Awards paid or payable to Ms. Dreher, Mrs. Perkinson and Messrs. Carmean and Dowdle (the "Peer Group") to (z) the aggregate of the Peer Groups' Company Award Targets, as such Company Award Targets were approved by the Compensation Committee on March 29, 2003; and

             (ii) The Executive's Personal Objective Award (as defined
                  hereafter) shall be 58% of the Executive's Personal Objective Award Target (as defined hereafter), unless the Compensation Committee determines in its sole discretion, after consultation with the Chief Executive Officer of the Company, that it is appropriate given the Personal Objective Awards granted to

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                  the Peer Group and the performance of the Executive
                  in 2003 to award a greater or lesser amount.

            (iii) The term "Company Award" means the portion of the 2003 annual incentive award (if any) paid or payable to the Executive or the members of the Peer Group, as the case may be, that is based on the performance of the Company or its majority-owned businesses (as compared to the individual performance and objectives of the Executive or members of the Peer Group); and the term "Company Award Target" means the dollar amount of the Company Award that would be paid or payable to the Executive or the members of the Peer Group, as the case may be, if the Company Award portion of the 2003 annual incentive award were paid at 100% of the targeted award, as established by the Compensation Committee at its March 29, 2003 meeting. The term "Personal Objectives Award" means the portion of the 2003 annual incentive award paid or payable to the Executive or the members of the Peer Group, as the case may be, that is based on individual performance against personal objectives; and the term "Personal Objectives Award Target" means the dollar amount of the Personal Objectives Award that would be paid or payable to the Executive or the members of the Peer Group, as the case may be, if the Personal Objectives Award

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                  were paid at 100% of the targeted award, as such targeted
                  award was established by the Compensation Committee at its March 29, 2003 meeting. For the purposes of this Section 6(b), the term "paid or payable" shall include amounts deferred under the SIP, SSIP or otherwise.

         c) The Company will provide the Executive with outplacement assistance for a period of one year (or longer subject to the dollar limitation herein) following the Termination Date with a firm mutually acceptable to the Company and the Executive subject to a maximum value of $30,000.00; provided that the outplacement service is initiated within 60 days of the Termination Date. Participation is forfeited if initiated after October 1, 2003.

         d) All amounts to which the Executive is entitled under the terms of the Qualified Pension Plan, the PEP SERP and the 2003 SERP; it being understood and agreed that the Executive shall be deemed to have 30 years of Credited Service (as such term is defined under the Qualified Pension Plan) solely for the purpose of determining the Early Retirement Reduction Factors for the Executive's benefits under the 2003 SERP.

         7. Executive specifically agrees that he will not at any time, during or subsequent to the Termination Date, directly or indirectly use, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever, without the prior written consent of the Company or the affiliates of the Company to which such

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information relates, any trade secret (as such term is defined in 6 Delaware
Code Annotated 'SS'2001(4)) or other confidential information of the Company or any affiliate of the Company. A copy of such code section is attached hereto. The Executive agrees not to disclose the terms or the existence of this Agreement to any person, corporation or entity, except that the Executive may communicate such terms to his counsel, tax and financial advisors, members of his immediate family, prospective employers, tax authorities and lenders.

         8. The Executive shall promptly return to the Company all property of the Company and its subsidiaries in his possession and control, including without limitation all lists, books and records (and all copies thereof); all data and other information stored, recorded, maintained or operated by electronic, mechanical or photographic process, whether computerized or not; and, all copies of all management studies, business or strategic plans, budgets, notebooks and all other printed, typed or written materials, documents and data of or relating to the Company or any of its subsidiaries or affiliates. In addition, the Executive shall purchase the automobile leased by the Company on behalf of the Executive pursuant to the terms and conditions specific by the leasing company.

         9. Executive shall promptly disclose and assign in writing to the Company any idea, discovery, invention or improvement relating to the business of the Company and conceived or made by the Executive prior to the Termination Date.

         10. (a) This is an agreement for services to be rendered by the Executive and cannot be assigned by him, and neither the Executive nor his heirs,

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executor or administrator shall have any right to assign, encumber or dispose of the right to receive any payments hereunder.

         (b) This Agreement shall be binding upon, and inure to the benefit of the Company and its successors and assigns.

         11. Executive hereby accepts the consideration set forth in this Agreement and agrees to waive all claims against the Company, their direct and indirect subsidiaries and their respective former, current and future officers, directors, employees, stockholders, agents, attorneys, and other representatives and each of their predecessors and successors (collectively, "Affiliates") and hereby releases and discharges the Company and its Affiliates from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, judgments, demands, liability, claims and damages whatsoever, in law or equity, that Executive ever had, now has, or hereafter can, shall or may have, for, upon or by reason of his employment with, service as a director of, or in any other capacity relating to the Company and its Affiliates, including, but not limited to, any claims arising under any federal, state or local law or ordinance, tort, employment contract (express or implied), public policy, or any other obligation, including, without limitation, any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Family Medical Leave Act, any rights under ERISA, Article 49B of the Annotated Code of Maryland, and all claims for wrongful discharge, workers' compensation, wages, monetary or equitable relief, vacation, compensation in lieu of vacation, disability, other employee fringe benefits,

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benefit plans, medical plans, or attorneys' fees; provided, however, that notwithstanding the foregoing, Executive reserves (i) any rights accrued through the Termination Date that he may have pursuant to the Qualified Pension Plan, PEP SERP, 2003 SERP, retiree medical benefit program, SIP, SSIP, Salary and Bonus Deferral Plan, Omnibus Incentive Compensation Plan, 2001 ELTIP, 2002 ELTIP, 2003 ELTIP, Long Term Stock Incentive Plan and Change in Control Agreement, (ii) his ability to seek and obtain indemnification by the Company to the extent he is entitled to be indemnified by the Company pursuant to this Agreement and the Restated Certificate of Incorporation of the Company, and
(iii) all claims relating to the performance of the obligations of the Company under this Agreement, including, without limitation, those set forth in Sections 4, 5 and 6 hereof.

         12. (a) The Company agrees to indemnify and hold Executive harmless from and against any costs, expenses (including, without limitation, reasonable legal fees and expenses), judgments, fines, penalties and amounts paid in settlement which he may incur or to which he may become subject on or after the date hereof by reason of his prior service as an employee of the Company and its Affiliates to the fullest extent permitted under, and in accordance with, the provisions of the Restated Certificate of Incorporation of the Company and Delaware law.

         (b) Executive agrees to indemnify and hold the Company and its Affiliates harmless from and against any costs, expenses (including, without limitation, reasonable legal fees and expenses), judgments and amounts paid in settlement (but excluding any fines or penalties) that they may incur or to which they may become subject on or after the date hereof by reason of any failure on the part of the Company

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and its Affiliates to withhold properly any amounts in accordance with the provisions of Section 18 hereof from the payments made to Executive pursuant to this Agreement or otherwise.

         13. Each of Executive and the Company hereby expressly covenant and agree that the other party will suffer irreparable damage in the event any of the provisions of Sections 7, 8, 9, 10 or 12 hereof are not performed or are otherwise breached and that the other party shall be entitled as a matter of right (without the need to prove actual damages) to an injunction or injunctions and other relief to prevent a breach or violation by the other party and to secure its enforcement of such provisions. Resort to such equitable relief, however, shall not constitute a waiver of any other rights or remedies which the party seeking such relief may have. The Company and the Executive hereby agree that, as it is critically important to protect the confidentiality of information relating to the individual bonuses awarded to executives of the Company, the Company hereby agrees to deliver a certificate to the Executive executed by the Company's Chief Executive Officer and its Chief Financial Officer certifying that any bonus paid to the Executive under Section 6(b) hereof or under any of the Plans has been correctly calculated as required by such Section or such plans, and the Executive hereby agrees that absent manifest error he will rely on such certificate and does not have the right to demand any further disclosure of confidential financial information, including such other executives' bonuses.

         14. (a) Executive represents and warrants to the Company as follows:
(i) he has full legal right, power and authority to enter into and perform all of his obligations under this Agreement; (ii) the execution and delivery of this Agreement by

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him will not violate any other agreement to which he is a party; (iii) no consent of any third party is required for the execution and performance of this Agreement by him; and (iv) this Agreement has been duly executed and delivered by him and constitutes a legal, valid and binding agreement of him, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally and to general principles of equity.

         (b) The Company represents and warrants to Executive as follows: (i) it has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this Agreement has been duly authorized and approved by all required corporate action on the part of the Company; (iii) this Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally and to general principles of equity; (iv) the execution and delivery of this Agreement by the Company will not constitute a breach under (with or without notice or the passage of time or both) or violate the Company's Restated Certificate of Incorporation or by-laws, any agreement to which the Company is a party or any law, regulation, rule or ordinance to which the Company is subject and (v) no consent of any third party is required for the execution and performance of this Agreement by the Company.

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         15. All notices, requests and other communications to any party hereunder, other than a revocation notice provided under Section 21 below, shall be given or made in writing and mailed (by registered or certified mail or by overnight courier) or delivered by hand as follows:

         (a) if to the Company, to it at:

                Millennium Chemicals Inc.
                20 Wight Avenue
                Hunt Valley, Maryland 21030
                Attention:  Senior Vice President, General Counsel and Secretary



         (b) if to Executive, to him at:



or such address as such party may hereafter specify for the purpose of notice to the other party hereto. Each such notice, request or other communication shall be effective when, if delivered by hand, received by the party to which it is addressed or, if mailed in the manner described above, on the third business day after the date of mailing.

                  16. The rights and obligations of the Company under this Agreement shall inure to the benefit and be binding upon its successors and assigns and any entity to which its assets and business may be transferred by operation of law or otherwise. This Agreement is personal to Executive, and Executive shall not, without the written consent of the Company, assign his rights or obligations hereunder other than by will or the laws of descent and distribution, but the provisions hereof shall inure to the benefit of and be enforceable by Executive's heirs and legal representatives. The parties agree that the obligations of the Company pursuant to Section 6 hereof shall survive

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Executive's death and shall be performed in accordance with the terms thereof
(with payments to be made at the direction of the executor or executrix of Executive's estate or other appropriate representative).

         17. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of Delaware, without regard to the choice of law rules thereof.

         18. The Company shall have the right to withhold from all payments to be made to Executive hereunder (other than payments made under Section 5 hereof) and account for amounts which it reasonably determines may be subject to applicable Federal, state and local income withholding taxes, Social Security and other employment-related taxes.

         19. Executive and the Company hereby expressly agree to reimburse and indemnify the other party for any costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred by the other party to the extent such other party successfully obtains relief from a court of competent jurisdiction to enforce the terms and provisions of this Agreement.

         20. This Agreement supersedes any prior contracts, understandings, discussions and agreements between Executive and the Company and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect hereto except as expressly set forth therein.

         21. Executive acknowledges that he has been advised by the Company that he is entitled to a period of at least forty-five (45) days within which to consider this

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Agreement before signing it, if he wishes. Executive expressly acknowledges that he has taken sufficient time to consider this Agreement before signing it. This Agreement will not become effective or binding on the parties until seven (7) days after it is signed by the Executive, during which time Executive may revoke this Agreement if he wishes to do so. Any revocation must be in writing and delivered to the Company at the address set forth in Section 15 hereof so as to be received within seven (7) days after it is signed by the Executive.

         22. Executive acknowledges and agrees that he is fully aware of his right to discuss any and all aspects of this matter with an attorney of his choice, that the Company has advised him to exercise this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is voluntarily entering into this Agreement, and that this Agreement provides significant consideration in excess of the consideration to which he would otherwise be entitled.

         23. Executive acknowledges and agrees that the document entitled Older Workers Benefit Protection Act Informational Requirements for Severance Benefits, attached hereto as Exhibit A, sets forth in an understandable manner, the job title and ages of all individuals selected for the reduction in force program, and the ages of those individuals by job title who were not selected for the reduction in force program.

         24. (a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Executive and the Company or in the case of a waiver, by the party against whom the waiver is to be effective.

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         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and shall not be exclusive of any rights or remedies provided by law or at equity.

         25. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and Executive has manually signed his name hereto, as of the date first written above.



Date:
     ---------------------            ---------------------------
                                      Peter P. Hanik [David L. Vercollone]

                                      Millennium Chemicals Inc.; and
                                      Millennium Inorganic Chemicals Inc.

Date:                                 By:
     ---------------------                 -------------------------------------



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